UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2013

MOBILESMITH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd, Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(855) 516-2413

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported in a Current Report on Form 8-K dated December 18, 2013 filed by MobileSmith, Inc., or the Company, the Company, Mary Beauregard, as Lead Plaintiff in the securities class action involving the Company captioned Mary Jane Beauregard vs. Smart Online, Inc., et al., filed in the United States District Court for the Middle District of North Carolina, or the Class Action, and Atlas Capital, S.A., or Atlas, entered into an Agreement, Acknowledgment and Partial Release, or the Agreement, dated as of December 18, 2013. Pursuant to the terms of the Agreement, Atlas agreed to purchase 25,000 shares of common stock of the Company transferred by Henry Nouri to the Class Action settlement fund, or the Settlement Fund, and 1,475,000 shares of common stock of the Company, or the Company Shares, for $0.50 per share, and to waive and relinquish any claim to any share of the future proceeds of the Settlement Fund.

On December 31, 2013, the Company issued the Company Shares to Grasford Investments Ltd., or Grasford, Atlas’s assignee under the Agreement, in consideration of $737,500.

The sale of the Company Shares was made pursuant to an exemption from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILESMITH, INC.

By:	/s/ Gleb Mikhailov
Name:	Gleb Mikhailov
Title:	Chief Financial Officer

Date:  January 7, 2014

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